                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     We, the undersigned Officers and Directors of DDi Corp. ("Parent"), DDi Capital Corp. ("DDi Capital") and Dynamic Details, Incorporated ("DDi"), as the case may be, hereby severally constitute and appoint Joseph P. Gisch, Bruce D. McMaster, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Form 10-K of the companies listed above and any and all amendments to said Form 10-K, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS our hands and common seal on the date set forth below.

Signature                           Title                                      Date
---------                           -----                                      ----
/s/ BRUCE D. McMASTER
_________________________________   President and Chief Executive Officer      March 29, 2001
Bruce D. McMaster                   of Parent, DDi Capital and DDi;
                                    Director of Parent

/s/ JOSEPH P. GISCH
_________________________________   Chief Financial Officer of Parent, DDi     March 29, 2001
Joseph P. Gisch                     Capital and DDi, Director of DDi
                                    Capital and DDi

/s/ CHARLES D. DIMICK
_________________________________   Director of Parent, DDi Capital and DDi    March 28, 2001
Charles D. Dimick

/s/ PRESCOTT ASHE
_________________________________   Director of Parent, DDi Capital and DDi    March 11, 2001
Prescott Ashe

/s/ DAVID DOMINIK
_________________________________   Director of Parent, DDi Capital and DDi    March 19, 2001
David Dominik

/s/ MARK R. BENHAM
_________________________________   Director of Parent                         March 28, 2001
Mark R. Benham

/s/ EDWARD W. CONARD
_________________________________   Director of Parent                         March 28, 2001
Edward W. Conard

/s/ STEPHEN G. PAGLIUCA
_________________________________   Director of Parent                         March 28, 2001
Stephen G. Pagliuca

/s/ STEPHEN M. ZIDE
_________________________________   Director of Parent                         March 15, 2001
Stephen M. Zide

/s/ MURRAY KENNEY
_________________________________   Director of Parent                         March 26, 2001
Murray Kenney

/s/ ROBERT GUEZURAGA
_________________________________   Director of Parent                         March 28, 2001
Robert Guezuraga

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